Exhibit 99.2

Amendment to the Company’s Bylaws effective February 8, 2005

Article III, Section 8 of the Company’s Bylaws is amended in its entirety to read as follows:

     SECTION 8. Qualifications. No director may serve past the annual meeting following his or her 72nd birthday.